Exhibit 4.4

Nineteenth Supplemental Indenture
between
MetLife, Inc.,
as Issuer,
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
Dated as of August 6, 2010

ii

     NINETEENTH SUPPLEMENTAL INDENTURE, dated as of August 6, 2010 (this “Nineteenth Supplemental Indenture”), between MetLife, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing the Indenture, dated as of November 9, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee.
Recitals
     WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture;
     WHEREAS, pursuant to the terms of the Original Indenture and this Nineteenth Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Securities to be known as the Floating Rate Senior Notes due 2013 (the “Floating Rate Senior Notes”), the form and substance of such Floating Rate Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;
     WHEREAS, the Company has requested that the Trustee, in respect to the Floating Rate Senior Notes, execute and deliver this Nineteenth Supplemental Indenture in such capacity; and
     WHEREAS, all requirements necessary to make this Nineteenth Supplemental Indenture a valid instrument in accordance with its terms and to make the Floating Rate Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Nineteenth Supplemental Indenture has been duly authorized in all respects;
     NOW THEREFORE, in consideration of the purchase and acceptance of the Floating Rate Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Floating Rate Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:
ARTICLE I
Floating Rate Senior Notes
          SECTION 1.01 Definitions.
     Unless the context otherwise requires or unless otherwise set forth herein:
     (a) a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this Nineteenth Supplemental Indenture;

     (b) the definition of any term in this Nineteenth Supplemental Indenture that is also defined in the Original Indenture, shall for the purposes of this Nineteenth Supplemental Indenture supersede the definition of such term in the Original Indenture;
     (c) a term defined anywhere in this Nineteenth Supplemental Indenture has the same meaning throughout;
     (d) the definition of a term in this Nineteenth Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;
     (e) the singular includes the plural and vice versa;
     (f) headings are for convenience of reference only and do not affect interpretation; and
     (g) the following terms have the meanings given to them in this Section 1.01(g):
     “Acquisition” means the Company’s proposed acquisition of all of the outstanding shares of capital stock of American Life Insurance Company and Delaware American Life Insurance Company.
     “Business Day Convention” has the meaning ascribed to such term in Section 1.03(e) of this Nineteenth Supplemental Indenture.
     “Calculation Agent” has the meaning ascribed to such term in the Calculation Agent Agreement, dated as of the date hereof, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Calculation Agent.
     “Initial Interest Period” means the period from and including the original issue date to but excluding the first Interest Reset Date.
     “Interest Payment Date” means February 6, May 6, August 6 and November 6 of each year, beginning on November 6, 2010.
     “Interest Determination Date” means the second London Banking Day immediately preceding the original issue date, in the case of the Initial Interest Period, or thereafter, the second London Banking Day immediately preceding the applicable Interest Reset Date.
     “Interest Period” means, following the Initial Interest Period, the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that that final Interest Period for the Floating Rate Senior Notes will be the period from, and including, the Interest Reset Date immediately preceding the Stated Maturity, to, but excluding, the Stated Maturity.

     “Interest Reset Date” has the meaning ascribed to such term in Section 1.03(a) of this Nineteenth Supplemental Indenture.
     “London Banking Day” means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.
     “Original Issue Date” means August 6, 2010.
     “Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.
     “Reuters Screen LIBOR01 Page” has the meaning ascribed to such term in Section 1.03(c)(i) of this Nineteenth Supplemental Indenture.
     “Special Mandatory Redemption Date” means the earlier to occur of (i) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (ii) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.
     “Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Floating Rate Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.
     “Stated Maturity” means August 6, 2013.
     “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of March 7, 2010, among the Company, American International Group, Inc., a Delaware corporation, and ALICO Holdings LLC, a Delaware limited liability company.
     “Three-Month LIBOR” has the meaning ascribed to such term in Section 1.03(c)(i) of this Nineteenth Supplemental Indenture.
          SECTION 1.02 Establishment.
     (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s Floating Rate Senior Notes due 2013.
     (b) There are to be authenticated and delivered Floating Rate Senior Notes in an initial aggregate principal amount of $250,000,000, and no further Floating Rate Senior Notes shall be authenticated and delivered except as provided by Section 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Floating Rate Senior Notes may be increased in the future with no limit, without the consent of the holders of the Floating Rate Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Floating Rate Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Floating Rate Senior Notes shall have occurred and be continuing. The Floating Rate Senior Notes shall be issued in fully registered form, without coupons.
     (c) The Floating Rate Senior Notes shall be issued in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. Each Global Security and the Trustee’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The Depositary with respect to the Floating Rate Senior Notes shall be The Depository Trust Company (the “Depositary”).
     (d) Each Floating Rate Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
          SECTION 1.03 Payment of Principal and Interest.
     (a) The principal of the Floating Rate Senior Notes shall be due at the Stated Maturity. The unpaid principal amount of the Floating Rate Senior Notes shall bear interest at a floating rate equal to Three-Month LIBOR for the Initial Interest Period or the applicable Interest Period, as the case may be, reset quarterly on each Interest Payment Date, subject to the Business Day Convention (each, an “Interest Reset Date”), plus 1.25% per year, until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date, beginning on November 6, 2010, to the Person in whose name the Floating Rate Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided, that interest payable at the Stated Maturity of principal or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.
     (b) The interest rate for the Floating Rate Senior Notes in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the Original Issue Date, as the case may be.
     (c) Three-Month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:
     (i) “Three-Month LIBOR” means the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S.

dollar deposits). If no such rate appears on Reuters Screen LIBOR01 Page, Three-Month LIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (ii) below.
     (ii) With respect to an Interest Determination Date on which no rate for deposits in U.S. dollars for the three-month period appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London Banking Day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, Three-Month LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in the United States selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, Three-Month LIBOR for such Interest Determination Date will be Three-Month LIBOR determined with respect to the immediately preceding Interest Determination Date.
All percentages resulting from any calculation of any interest rate for the Floating Rate Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.
     (d) Payments of interest on the Floating Rate Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Floating Rate Senior Notes shall be computed and paid on the basis of the actual number of days elapsed in the Initial Interest Period or the Interest Period, as applicable, over a 360-day year.

     (e) If any Interest Payment Date (other than the Stated Maturity or a Special Mandatory Redemption Date) is not a Business Day, that Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that if such Business Day is in the immediately succeeding calendar month, such Interest Payment Date (other than the Stated Maturity or a Special Mandatory Redemption Date) will be the immediately preceding Business Day (the “Business Day Convention”). If the Stated Maturity or a Special Mandatory Redemption Date is not a Business Day, interest and principal and premium (if any) will be payable on the next day that is a Business Day and no interest will accrue for the period from and after the Stated Maturity Date or Special Mandatory Redemption Date, as the case may be.
     (f) All payments of the principal of, and premium, if any, and interest due on the Floating Rate Senior Notes at the Stated Maturity or upon redemption will be made upon surrender of the Floating Rate Senior Notes at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York.
     (g) The principal of, and premium, if any, and interest due on the Floating Rate Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
          SECTION 1.04 Denominations.
     The Floating Rate Senior Notes may be issued in denominations of $100,000, or any integral multiple of $1,000 in excess thereof.
          SECTION 1.05 Global Securities.
     (a) Except under the limited circumstances described below, Floating Rate Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Floating Rate Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
     (b) Except as otherwise provided in this Nineteenth Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Floating Rate Senior Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.
     (c) A Global Security shall be exchangeable in whole or, from time to time, in part for Floating Rate Senior Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Floating Rate Senior Notes or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii), subject to the procedures of the Depositary, the Company in its sole discretion determines that the Floating Rate Senior Notes shall be exchangeable for Floating Rate Senior Notes in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that the Floating Rate Senior Notes shall be so exchangeable, the Floating Rate Senior Notes shall be exchangeable for Floating Rate Senior Notes in definitive registered form, provided that the definitive Floating Rate Senior Notes so issued in exchange for the Floating Rate Senior Notes shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of the Floating Rate Senior Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Floating Rate Senior Notes will not be entitled to have Floating Rate Senior Notes registered in their names, will not receive or be entitled to physical delivery of Floating Rate Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in the Floating Rate Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Floating Rate Senior Notes registered in such names as the Depositary shall direct.
          SECTION 1.06 Transfer.
     No service charge will be made for any registration of transfer or exchange of Floating Rate Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
          SECTION 1.07 Defeasance.
     The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the Floating Rate Senior Notes.
          SECTION 1.08 Special Mandatory Redemption.
     If, for any reason, (i) the Acquisition is not consummated on or prior to July 10, 2011 or (ii) the Stock Purchase Agreement is terminated on or prior to July 10, 2011, the

Company shall redeem all of the Floating Rate Senior Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.
     Promptly after the occurrence of the event triggering such redemption, the Company shall furnish the Trustee with an Officers’ Certificate to the effect that such event has occurred and, promptly after the occurrence of the event triggering such redemption, the Company shall either (i) give notice of such redemption to the holders of the Floating Rate Senior Notes in accordance with Section 3.02 of the Indenture or (ii) cause the Trustee to give such notice in the Company’s name and at its expense, by providing a written request to the Trustee, signed by the Company’s President, Treasurer or any Vice President; provided, however, that such written request is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice of such redemption to the holders of the Floating Rate Senior Notes. In such event, the Company shall provide the Trustee with the information required by Section 3.02 of the Indenture. Such notice having been duly given, the redemption of the Floating Rate Senior Notes shall be made upon the terms and in the manner stated in Sections 3.02 and 3.03 of the Indenture, to the extent applicable and to the extent not inconsistent with this Section 1.08.
     If funds sufficient to pay the Special Mandatory Redemption Price of all of the Floating Rate Senior Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Floating Rate Senior Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Floating Rate Senior Notes shall terminate.
          SECTION 1.09 No Sinking Fund
     The Floating Rate Senior Notes shall not be entitled to any sinking fund.
ARTICLE II
Miscellaneous Provisions
     This Nineteenth Supplemental Indenture will become effective upon its execution and delivery.
SECTION 2.01 Floating Rate Senior Notes Unaffected by Other Supplemental Indentures.
     None of the Company’s other supplemental indentures to the Original Indenture entered into on or prior to the date hereof applies to the Floating Rate Senior Notes. To the extent the terms of the Original Indenture were amended by any of such other supplemental indentures, no such amendment shall relate or apply to the Floating Rate Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This Nineteenth Supplemental Indenture shall relate and apply solely to the Floating Rate Senior Notes.

          SECTION 2.02 Trustee Not Responsible for Recitals.
     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Nineteenth Supplemental Indenture or the Floating Rate Senior Notes.
          SECTION 2.03 Ratification and Incorporation of Original Indenture.
     As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Nineteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
          SECTION 2.04 Governing Law.
     This Nineteenth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
          SECTION 2.05 Separability.
     In case any one or more of the provisions contained in this Nineteenth Supplemental Indenture or in the Floating Rate Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Nineteenth Supplemental Indenture or of the Floating Rate Senior Notes, but this Nineteenth Supplemental Indenture and the Floating Rate Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
          SECTION 2.06 Executed in Counterparts.
     This Nineteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Nineteenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

MetLife, Inc., as Issuer
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Authorized Signatory

Nineteenth Supplemental Indenture

EXHIBIT A
(FORM OF FLOATING RATE SENIOR NOTES DUE 2013)
     THIS FLOATING RATE SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO METLIFE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE ORIGINAL INDENTURE, THIS FLOATING RATE SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [•]	CUSIP No.: [•]
ISIN No.: [•]
MetLife, Inc.
Global Certificate initially representing
$[•] aggregate principal amount of
Floating Rate Senior Notes Due 2013

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

Original Issue Date:	August 6, 2010

Stated Maturity:	August 6, 2013

Interest Payment Dates:	February 6, May 6, August 6 and November 6, beginning on November 6, 2010

Interest Rate:	Three-Month LIBOR for the Initial Interest Period or the applicable Interest Period, as the case may be, reset quarterly on each Interest Reset Date, plus 1.25% per year.

Authorized Denomination:	$100,000, or any integral multiple of $1,000 in excess thereof.
     This Global Certificate is in respect of a duly authorized issue of Floating Rate Senior Notes due 2013 (the “Floating Rate Senior Notes”) of MetLife, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Floating Rate Senior Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, beginning on November 6, 2010, and on the Stated Maturity at the Interest Rate per year described above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or the Special Mandatory Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Floating Rate Senior Note is registered on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on the Special Mandatory Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.
     The Interest Rate for the Floating Rate Senior Notes in effect on each day will be (i) if that day is an Interest Reset Date, the Interest Rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the Interest Rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the Original Issue Date, as the case may be.
     Three-Month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:
     (i) “Three-Month LIBOR” means the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no such rate appears on Reuters Screen LIBOR01 Page, Three-Month LIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (ii) below.
     (ii) With respect to an Interest Determination Date on which no rate for deposits in U.S. dollars for the three-month period appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London Banking Day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, Three-Month LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in the United States selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, Three-Month LIBOR for such Interest Determination Date will be Three-Month LIBOR determined with respect to the immediately preceding Interest Determination Date.
All percentages resulting from any calculation of any interest rate for the Floating Rate Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.
     Payments of interest on this Floating Rate Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Floating Rate Senior Note shall be computed and paid on the basis of the actual number of days elapsed in the Initial Interest Period or the Interest Period, as applicable, over a 360-day year.
     If any Interest Payment Date (other than the Stated Maturity or a Special Mandatory Redemption Date) is not a Business Day, that Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that if such Business Day is in the immediately succeeding calendar month, such Interest Payment Date (other than the Stated Maturity or a Special Mandatory Redemption Date) will be the immediately preceding Business Day. If the Stated Maturity or a Special Mandatory Redemption Date is not a Business Day, interest and principal and premium (if any) will be payable on the next day that is a Business Day and no interest will accrue for the period from and after the Stated Maturity Date or Special Mandatory Redemption Date, as the case may be.
     All payments of the principal of, and premium, if any, and interest due on this Floating Rate Senior Note at the Stated Maturity or upon redemption will be made upon surrender of this Floating Rate Senior Note at the Corporate Trust Office of the Trustee in the Borough Manhattan, The City of New York. The principal of, and premium, if any, and interest due on this Floating Rate Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
     The Floating Rate Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the existing and future unsecured and unsubordinated indebtedness of the Company. The Floating Rate Senior Notes will rank senior to any subordinated indebtedness of the Company.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS FLOATING RATE SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Floating Rate Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed.
Dated:

MetLife, Inc.

By:
Name:
Title:
Attest:

Name:
Title:
[Seal of MetLife, Inc.]

Certificate Of Authentication
     This is one of the Floating Rate Senior Notes referred to in the within mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

Dated:

[Reverse of Floating Rate Senior Note]
     1. This Floating Rate Senior Note is one of a duly authorized issue of Securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of November 9, 2001 (the “Original Indenture”), as supplemented by the Nineteenth Supplemental Indenture, dated as of August 6, 2010 (the “Nineteenth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee, (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Floating Rate Senior Note is one of the series designated on the face hereof as the Floating Rate Senior Notes due 2013, initially limited in aggregate principal amount of $250,000,000; provided, however, that (subject to the provisions of the Nineteenth Supplemental Indenture) the aggregate principal amount of the Floating Rate Senior Notes may be increased in the future with no limit, without the consent of the holders of the Floating Rate Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Floating Rate Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Floating Rate Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
     2. This Floating Rate Senior Note is exchangeable in whole or, from time to time, in part for Floating Rate Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Floating Rate Senior Note or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii), subject to the procedures of the Depositary, the Company in its sole discretion determines that this Floating Rate Senior Note shall be exchangeable for Floating Rate Senior Notes in definitive registered form and, in each case, executes and delivers to the Security Registrar a written order of the Company providing that this Floating Rate Senior Note shall be so exchangeable, this Floating Rate Senior Note shall be exchangeable for Floating Rate Senior Notes in definitive registered form, provided that the definitive Floating Rate Senior Notes so issued in exchange for this Floating Rate Senior Note shall be in denominations of $100,000, or any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this Floating Rate Senior Note to be exchanged. Except as provided above or in the Nineteenth Supplemental Indenture, owners of beneficial interests in this Floating Rate Senior Note will not be entitled to have Floating Rate Senior Notes registered in their names, will not receive or be entitled to physical delivery of Floating Rate Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Floating Rate Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     3. If an Event of Default with respect to the Floating Rate Senior Notes shall occur and be continuing, the principal of the Floating Rate Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Floating Rate Senior Notes at the time Outstanding, on behalf of the holders of all Floating Rate Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Floating Rate Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Floating Rate Senior Note and of any Floating Rate Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Floating Rate Senior Note.
     5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Floating Rate Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Floating Rate Senior Note.
     6. If, for any reason, (i) the Company’s proposed acquisition of all of the outstanding shares of capital stock of American Life Insurance Company and Delaware American Life Insurance Company (the “Acquisition”) is not consummated on or prior to July 10, 2011 or (ii) the Stock Purchase Agreement, dated as of March 7, 2010, among the Company, American International Group, Inc., a Delaware corporation, and ALICO Holdings LLC, a Delaware limited liability company (the “Stock Purchase Agreement”), is terminated on or prior to July 10, 2011, the Company shall redeem all of the Floating Rate Senior Notes on the Special Mandatory Redemption Date (as defined below) at the Special Mandatory Redemption Price (as defined below). Promptly after the occurrence of the event triggering such redemption, the Company shall furnish the Trustee with an Officers’ Certificate to the effect that such event has occurred and, promptly after the occurrence of the event triggering such redemption, the Company shall either (i) give notice of such redemption to the holders of the Floating Rate Senior Notes in accordance with Section 3.02 of the Indenture or (ii) cause the Trustee to give such notice in the Company’s name and at its expense, by providing a written request to the Trustee, signed by the Company’s President, Treasurer or any Vice President; provided, however, that such request is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice of such redemption to the holders of the Floating Rate Senior Notes. In such event, the Company shall provide the Trustee with the information required by Section 3.02 of the Indenture. Such notice having been duly given, the redemption of the Floating Rate Senior Notes shall be made upon the terms and in the manner stated in Sections 3.02 and 3.03 of the Indenture, to the extent applicable and to the extent not inconsistent with Section 1.08 of the Nineteenth Supplemental Indenture.
     If funds sufficient to pay the Special Mandatory Redemption Price of all of the Floating Rate Senior Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Floating Rate Senior Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Floating Rate Senior Notes shall terminate.
     “Special Mandatory Redemption Date” means the earlier to occur of (i) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (ii) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.
     “Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Floating Rate Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.
     7. No reference herein to the Indenture and no provision of this Floating Rate Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Floating Rate Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.
     8. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Floating Rate Senior Note is registrable in the Security Register, upon surrender of this Floating Rate Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Floating Rate Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     (b) Prior to due presentment of this Floating Rate Senior Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Floating Rate Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Nineteenth Supplemental Indenture), whether or not this Floating Rate Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Nineteenth Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Floating Rate Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Floating Rate Senior Note.
     (c) The Floating Rate Senior Notes are issuable only in registered form without coupons in denominations of $100,000, or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Floating Rate Senior Notes are exchangeable for a like aggregate principal amount of Floating Rate Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Floating Rate Senior Note or Floating Rate Senior Notes to be exchanged at the office or agency of the Company.
     9. No recourse shall be had for payment of the principal of, premium, if any, or interest on this Floating Rate Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     10. This Floating Rate Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian under Uniform Gift to Minors Act

(State)

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common.
     Additional abbreviations may also be used though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

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